UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market

Item 2.02    Results of Operations and Financial Condition.
On February 22, 2022, Apollo Endosurgery, Inc. (the “Company”) issued a press release reporting, among other things, its financial results for the fiscal quarter and fiscal year ended December 31, 2021. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
This item 2.02 and the press release attached hereto as Exhibit 99.1 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Resignation
On February 15, 2022, Bruce Robertson, Ph.D., a member of the Board of Directors of the Company, informed the Company of his resignation from the Company’s Board of Directors, effective immediately. Dr. Robertson’s decision was not due to any disagreement with the Company.
Performance Bonus Plan
On February 15, 2022, upon the recommendation of the Compensation Committee of the Board of Directors of the Company, the Board of Directors approved the 2022 performance bonus plan (the “2022 Bonus Plan”) for eligible employees, including the Company’s executive officers. The 2022 Bonus Plan allows eligible employees to earn a proportion of their target bonus based on our achievement of corporate performance goals and the remainder of their target bonus based on assessment of their individual performance. The corporate performance goals consist of revenue, gross margin and EBITDA targets, and the individual performance goals consist of specific objectives and goals tailored to each plan participant. The Board of Directors may change the corporate performance goals, or use its judgment when evaluating our results against these goals, and may elect to increase or decrease the amounts payable under the 2022 Bonus Plan at its sole discretion. The following table sets forth the target bonuses for 2022 for each of the Company’s executive officers for 2021, including the Company’s Chief Executive Officer and President and the Company’s current named executive officers for 2021.

Name and Principal Position	Total 2022 Target Performance Bonus as a Percentage of Base Salary
Chas McKhann
Chief Executive Officer	80%
Jeff Black
Chief Financial Officer, Secretary, and Treasurer	60%
Christopher J. Gostout, M.D.
Chief Medical Officer	35%
John Molesphini
Executive Vice President, Operations	40%
The foregoing description of the 2022 Bonus Plan is qualified in its entirety by the terms set forth in the 2022 Bonus Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Document
10.1	2022 Bonus Plan
99.1	Press release, issued by Apollo Endosurgery, Inc., dated February 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	February 22, 2022
		By:	/s/ Jeffrey Black
		Name:	Jeffrey Black
		Title:	Chief Financial Officer